UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 12, 2009
NORTHFIELD LABORATORIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24050	36-3378733
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)
1560 Sherman Avenue
Suite 1000
Evanston, Illinois 60201-4800
(Address of Principal Executive Offices and Zip Code)
(847) 864-3500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 12, 2009, Northfield Laboratories Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which it agreed to sell to an institutional investor 5,404.652 shares of a newly-authorized class of 0% Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and to grant to the investor warrants (the “Warrants”) to purchase up to 5,404,652 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). The Purchase Agreement provides for the sale of the Preferred Stock and the Warrants for an aggregate purchase price of $1,432, 232.
     The Preferred Stock is convertible at the option of the holder at any time into shares of Common Stock at a conversion price of $0.265 per share. The conversion price of the Preferred Stock is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Preferred Stock is subject to automatic conversion into shares of Common Stock upon the occurrence of a change in control of the Company and the Company may become obligated to redeem the Preferred Stock upon the occurrence of certain triggering events, including the material breach by the Company of certain contractual obligations to the holders of the Preferred Stock, the occurrence of a change in control of the Company, the occurrence of certain insolvency events relating to the Company or the failure of the Company’s Common Stock to continue to be listed or quoted for trading on one or more specified United States securities exchanges.
     The Warrants provide for an exercise price of $0.53 per share and are exercisable at the option of the holder at any time after the six-month anniversary of the closing date of the transaction and before the fourth anniversary of the initial exercise date. The exercise price of the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Warrants are subject to a call provision that would permit the Company to cancel the Warrants in the event the volume weighted average price of the Company’s Common Stock exceeds 200% of the applicable exercise price of the Warrants for a period of 20 consecutive trading days and certain other conditions are satisfied.
     The Purchase Agreement and the Certificate of Designation authorizing the Preferred Stock include certain agreements and covenants for the benefit of the holders of Preferred Stock, including a right to participate in certain future equity financing transactions and restrictions on the Company’s ability to amend its certificate of incorporation or bylaws, pay cash dividends or distributions with respect to its Common Stock or other junior securities, repurchase shares of Common Stock or other junior securities, issue additional equity securities for a period of 60-days after the closing of the offering and incur indebtedness or grant liens or security interests with respect to its properties or assets.
     The offering of the Preferred Stock and Warrants is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-137072), including a related Prospectus Supplement dated March 13, 2009, which the Company has filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
     Copies of the Certificate of Designation authorizing the Preferred Stock, the Purchase Agreement and the form of certificate evidencing the Warrants are filed as Exhibits 3.1, 10.1 and 10.2 to this Current Report and are incorporated herein by reference. The description of the terms of such documents and the Preferred Stock and the Warrants herein is qualified in its entirety by reference to such exhibits. The opinion of counsel regarding the validity of the securities to be issued pursuant to the offering is filed as Exhibit 5.1 to this Current Report. A copy of the Company’s press release issued on March 16, 2009 announcing the closing of the offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On March 13, 2009, the Company filed a Certificate of Designation authorizing the Preferred Stock with the Secretary of State of the State of Delaware. The description of the Certificate of Designation and the Preferred Stock contained in Item 1.01 above is incorporated herein by reference. A copy of the Certificate of Designation is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference. The description of the terms of the Certificate of Designation and the Preferred Stock herein is qualified in its entirety by reference to such exhibit.
Item 7.01. Regulation FD Disclosure.
     On March 16, 2009, Northfield Laboratories Inc. issued a press release announcing that it had consummated the sale of Preferred Stock and Warrants pursuant to the Purchase Agreement.
     The information in this Item 7.01 and the exhibit referenced in Item 9.01 below will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferred Stock

5.1	Opinion of Baker & McKenzie LLP

10.1	Securities Purchase Agreement dated March 12, 2009

10.2	Form of Warrant

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

99.1	Press Release dated March 16, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2009	NORTHFIELD LABORATORIES INC.

	By:	/s/ Jack J. Kogut Jack J. Kogut
Senior Vice President Administration

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designation of Preferred Stock

5.1	Opinion of Baker & McKenzie LLP

10.1	Securities Purchase Agreement dated March 12, 2009

10.2	Form of Warrant

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

99.1	Press Release dated March 16, 2009.